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                                                                    EXHIBIT 10.9


                         MEGABANK FINANCIAL CORPORATION
                          1998 LONG-TERM INCENTIVE PLAN

                                    SECTION I
                         DESIGNATION AND PURPOSE OF PLAN

         The purpose of the MegaBank Financial Corporation (the "Company") 1998 Long-Term Incentive Plan (the "Plan") is to provide key management employees who are mainly responsible for the continued growth, development, and financial success of the Company and its subsidiaries with added incentives to continue in the long-term service of the Company and to create a direct interest in the future success of the Company. The Plan also enables the Company to attract and retain such employees and reward them for the continued performance beneficial to the Company.

                                   SECTION II
                                   DEFINITIONS

         The following definitions are applicable herein:

         A. "AWARD" - Individually or collectively, Options, Stock Appreciation Rights, Performance Shares or Restricted Stock granted hereunder.

         B. "AWARD PERIOD" - the period of time during which a Stock Appreciation Right which has not been granted pursuant to an Option may be exercised. The Award Period shall be set forth in the document issuing the Stock Appreciation Right to the selected Eligible Employee.

         C. "BOARD" - the Board of Directors of the Company.

         D. "BOOK VALUE" - the book value of a share of Stock determined in accordance with the Company's regular accounting practices as of the last business day of the month immediately preceding the month in which a Stock Appreciation Right is exercised as provided in Section IX(D).

         E. "CODE" - the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations promulgated thereunder.

         F. "COMMITTEE" - the Incentive Plan Committee appointed to administer the Plan pursuant to Section IV.

         G. "COMPANY" - MegaBank Financial Corporation, including any present or future "subsidiary corporation" as such term is defined in Section 424(f) of the 1986 Internal Revenue Code, as amended.

         H. "DATE OF GRANT" - the date on which the granting of an Award is authorized by the Committee or Board or such later date as may be specified by the Committee or Board in such authorization.



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         I. "ELIGIBLE EMPLOYEE" - any person who satisfies all of the requirements of Section VI.

         J. "EXERCISE PERIOD" - the period or periods during which a Stock Appreciation Right is exercisable as described in Section IX(B).

         K. "FAIR MARKET VALUE" - the fair market value of the Stock as determined in accordance with Section VIII(D).

         L. "INCENTIVE STOCK OPTION" - an incentive stock option within the meaning of Section 422 of the Code.

         M. "OPTION" OR "STOCK OPTION" - either a non-qualified stock option or an Incentive Stock Option granted under Section VIII. It also means any Option which remains after a Participant has exercised his Option with respect to part of the shares covered by a Stock Option Agreement as described in Section VIII(B).

         N. "OPTION PERIOD" OR "OPTION PERIODS" - the period or periods during which an Option is exercisable as described in Section VIII(E).

         O. "OPTION PRICE" - the price, expressed on a per share basis, for which the Company Stock can be acquired by the holder of an Option pursuant to the exercise of such Option.

         P. "PARTICIPANT" - an Eligible Employee of the Company or a Subsidiary who has been granted an Option, a Stock Appreciation Right, a Performance Share Award or a Restricted Stock Award under this Plan.

         Q. "PERFORMANCE SHARE" - an Award granted under Section X.

         R. "RESTRICTED STOCK" - an Award granted under Section VII.

         S. "STOCK" AND "COMPANY STOCK" - the common stock of the Company.

         T. "STOCK APPRECIATION RIGHT" - an Award granted under Section IX.

         U. "STOCK OPTION AGREEMENT" - shall have the meaning set forth in
Section VIII(B).

         V. "SUBSIDIARY" - any corporation of which fifty percent (50%) or more of its outstanding voting stock or voting power is beneficially owned, directly or indirectly, by the Company.

         W. "TEN PERCENT SHAREHOLDER" - a Participant who, at the Date of Grant, owns directly or indirectly (within the meaning of Section 424(d) of the Internal Revenue Code) stock possessing more then ten percent (10%) of the total combined voting power of all classes of stock of the Company or a subsidiary thereof.




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         X. Wherever appropriate, words used in this Plan in the singular may mean the plural, the plural may mean the singular, and the masculine may mean the feminine.

                                   SECTION III
                EFFECTIVE DATE, DURATION AND STOCKHOLDER APPROVAL

         A. EFFECTIVE DATE AND STOCKHOLDER APPROVAL. Subject to the approval of the Plan by a majority of the outstanding shares of Stock, the Plan shall be effective as of August 15, 1998.

         B. PERIOD FOR GRANT OF AWARDS. Awards may be made as provided herein for a period of ten (10) years.

                                   SECTION IV
                                 ADMINISTRATION

         A. APPOINTMENT OF COMMITTEE. The Plan shall be administered by the Board or an Incentive Plan Committee appointed by the Board. Such Committee shall consist of not less than two (2) members of the Board and such members shall be non-employee directors as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (or such greater number of members which may be required by Rule 16b-3). In addition, the Board shall designate a member of the Committee to act as Chairman of the Committee, and the Board may remove any member of the Committee at any time and appoint any non-employee director to fill any vacancy on the Committee.

         B. COMMITTEE MEETINGS. The Committee, if any, shall hold its meetings at such times and places as specified by the Committee Chairman. A majority of the Committee shall constitute a quorum. All actions of the Committee shall be taken by all of the members of the meeting duly called by its Chairman; provided, however, any action taken by a written document signed by a majority of the members of the Committee shall be as effective as action taken by the Committee at a meeting duly called and held.

         C. COMMITTEE POWERS. References in the Plan to the Committee shall also mean the Board insofar as the Board administers the Plan rather than appointing a Committee. Subject to the provisions of this Plan, the Committee shall have full authority in its discretion to (i) designate the Participants to whom Awards shall be granted, (ii) determine the number of shares of Stock to be made available under each such Award, (iii) determine the period or periods in which the Participant may exercise such Award, (iv) determine the date when such Award expires, (v) determine the price for Stock under such Award, and (vi) determine the grounds of forfeiture of an Award. The Committee shall have all powers necessary to administer the Plan in accordance with its terms, including the power to interpret this Plan and resolve all questions arising thereunder. The Committee may prescribe such rules and regulations for administering this Plan as the Committee deems appropriate.



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                                    SECTION V
                               GRANT OF AWARDS AND
                 LIMITATION OF NUMBER OF SHARES SUBJECT TO AWARD

         The Committee may, from time to time, grant Awards to one or more Eligible Employees, provided that (i) subject to any adjustment pursuant to
Section XI, the aggregate number of shares of Stock subject to Stock Options, Stock Appreciation Rights, Performance Share Awards or Restricted Stock Awards under this Plan may not exceed 16,667 shares; (ii) to the extent that a Stock Option, Stock Appreciation Right, Performance Share Award or Restricted Stock Award lapses or the rights of the Participant to whom it was granted terminate, expire or are canceled for any other reason, in whole or in part, shares of Stock (or remaining shares) subject to such Award shall again be available for the grant of an Award under the Plan; and (iii) shares delivered by the Company under the Plan may be authorized and unissued Stock, Stock held in the treasury of the Company or Stock purchased on the open market (including private purchases) in accordance with applicable securities laws. In determining the size of Awards, the Committee shall take into account the responsibility level, performance, potential, and cash compensation level of a Participant, and the Fair Market Value of the Stock at the time of Awards, as well as such other considerations it deems appropriate.

                                   SECTION VI
                                   ELIGIBILITY

         Key employees and directors of the Company and its Subsidiaries (including employees who are members of the Board) who, in the opinion of the Committee, are mainly responsible for the continued growth and development and financial success of the business of the Company or one or more of its Subsidiaries shall be eligible to be granted Awards under the Plan. Subject to the provisions of the Plan, the Committee may from time to time select from such eligible persons those to whom Awards shall be granted and determine the nature and amount of each Award. No employee of the Company or its Subsidiaries shall have any right to be granted an Award under this Plan. A member of the Committee shall not be eligible for any Award hereunder, unless such Award is granted by the full Board.

                                   SECTION VII
                             RESTRICTED STOCK AWARDS

         A. GRANTS OF SHARES OF RESTRICTED STOCK. An Award made pursuant to this
Section VII shall be granted in the form of shares of Stock, restricted as provided in this Section VII. Shares of Restricted Stock shall be issued to the Eligible Employee upon the payment of consideration as determined by the Committee; provided, however, that such consideration may not be less than the par value of the Stock. The shares of Restricted Stock shall be issued in the name of the Participant and shall bear a restrictive legend prohibiting sale, transfer, pledge or hypothecation of the shares of Restricted Stock until the expiration of the restriction period.

         The Committee may also impose such other restrictions and conditions on the shares of Restricted Stock as it deems appropriate, including but not limited to requiring the Participant to



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keep the restricted stock certificates, duly endorsed, in the custody of the
Company while the restrictions remain in effect.

         B. RESTRICTION PERIOD. At the time a Restricted Stock Award is made, the Committee may establish a restriction period applicable to such Award which shall not be more than ten (10) years. Each Restricted Stock Award may have a different restriction period, at the discretion of the Committee. In addition to or in lieu of a restriction period, the Committee may establish a performance goal which must be achieved as a condition to the retention of the Restricted Stock. The performance goal may be based on the attainment of specified types of performance measurement criteria, which may differ as to various Participants or classes or categories of Participants. Such criteria may include, without limitation, the attainment of certain performance levels by the individual Participant, the Company, a department or division of the Company and/or a group or class of participants. Grants of Restricted Stock Awards to Eligible Employees shall be set from time to time by the Committee and shall be timely communicated in writing to the Eligible Employees in advance of the commencement of the performance of services to which such performance goals relate.

         C. FORFEITURE OR PAYOUT OF AWARD. In the event a Participant ceases employment during a restriction period, or in the event performance goals attributable to a Restricted Stock Award are not achieved, subject to the terms of each particular Restricted Stock Award, and subject to discretionary action by the Committee as set forth below in Section XIII, a Restricted Stock Award is subject to forfeiture of the shares of Stock which had not previously been removed from restriction under the terms of the Award.

         Any shares of Restricted Stock which are forfeited will be transferred to the Company. Any consideration paid by the Participant for the Restricted Stock shall be returned, without interest, to the Participant upon forfeiture.

         Upon completion of the restriction period and/or satisfaction of any performance-goal criteria, all restrictions upon the Award will expire and new certificates representing the Award will be issued or released without the restrictive legend described in Section VII (A). As a condition precedent to receipt of the certificates, the Participant (or the designated beneficiary or personal representative of the Participant) will agree to make payment to the Company in the amount of any taxes, payable by the Participant, which are required to be withheld with respect to such shares of Stock.

                                  SECTION VIII
                                  STOCK OPTIONS

         A. GRANT OF OPTION. One or more Options may be granted to any Eligible Employee. Upon the grant of an Option to an Eligible Employee, the Committee shall specify whether the Option is intended to constitute a non-qualified stock option or an Incentive Stock Option; provided, however, that Incentive Stock Options may only be issued to persons who are employees of the Company.



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         B. STOCK OPTION AGREEMENT. Each Option granted under the Plan shall be evidenced by a written Stock Option Agreement between the Company and the Participant containing such terms and conditions as the Committee determines, including, without limitation, provisions to qualify Incentive Stock Options as such under Section 422 of the Code. Such agreements shall incorporate the provisions of this Plan by reference. The date of granting an Option is the date specified in the written Stock Option Agreement which is signed by the Participant and the Company.

         C. DETERMINATION OF OPTION PRICE. The Option Price for shares of Stock shall be determined by the Committee, but in no event shall the Option Price for each share covered by an Incentive Stock Option be less than the Fair Market Value of the Stock on the date of grant; the Option Price for shares covered by a non-statutory Option may be less than Fair Market Value. Notwithstanding the foregoing, in the case of an Option which is designed to qualify as an Incentive Stock Option (as defined in Section 422 of the Code) which is granted to a Ten Percent Shareholder, the Option Price shall not be less than 110% of such Fair Market Value.

         D. DETERMINATION OF FAIR MARKET VALUE. The Fair Market Value of the Stock on the date of granting an Option shall be the officially quoted mean of the high and low prices at which the Stock was sold on the market on such date. If there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions. In the event the Stock is not publicly traded, the Fair Market Value of the Stock shall be determined by the Committee in accordance with applicable regulations of the Internal Revenue Service.

         E. TERM OF OPTION. The term of an Option may vary within the Committee's discretion; provided, however, that the term of an Option shall not exceed ten (10) years from the date of granting the Option to the Participant, and, to this end, all Options granted pursuant to this Plan must provide that each such Option cannot be exercised after the expiration of ten (10) years from the date each such Option is granted. Notwithstanding the foregoing, in the case of any Option which is designed to qualify as an Incentive Stock Option (as defined in Section 422 of the Code) which is granted to a Ten Percent Shareholder, the term of such Option may not exceed five (5) years from the date of grant of such Option.

         F. VESTING OF OPTIONS. The Committee may limit an Option by restricting its exercise in whole or in part for specified periods in its sole discretion.

         G. METHOD OF EXERCISING AN OPTION. Subject to the terms of a particular Option, a Participant may exercise it in whole or in part by written notice to the Secretary of the Company stating in such written notice the number of shares of Stock such Participant elects to purchase under his Option. Such written notice shall be in a form satisfactory to the Committee and shall specify the particular Option (or portion there of) which is being exercised.

         H. NO OBLIGATION TO EXERCISE OPTION. A Participant is under no obligation to exercise an Option or any part thereof.




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         I. PAYMENT FOR OPTION STOCK. Stock purchased pursuant to an Option shall be paid in full at the time of purchase. Payment may be made (a) in cash,
(b) with the approval of the Committee, by delivery to the Company of shares of Stock having an aggregate fair market value equal to the exercise price, or (c) a combination of (a) and (b). Payment may also be made, in the discretion of the Committee, by delivery (including by facsimile transmission) to the Company or its designated agent of an executed irrevocable Option exercise form together with irrevocable instructions to a broker-dealer to sell (or margin) a sufficient portion of the shares and deliver the sale (or margin loan) proceeds directly to the Company to pay for the exercise price. Upon receipt of payment and subject to paragraph J of this Section VIII, the Company shall, without transfer or issue tax to the Participant or other person entitled to exercise the Option, deliver to the Participant (or other person entitled to exercise the Option) a certificate or certificates for such shares.

         J. DELIVERY OF STOCK TO PARTICIPANT. The Company shall undertake and follow all necessary procedures to make prompt delivery of the number of shares of Stock which the Participant elects to purchase upon exercise of an Option granted under this Plan. Such delivery, however, may be postponed, at the sole discretion of the Company, to enable the Company to comply with any applicable procedures, regulations or listing requirements of any government agency, stock exchange or quotation system, or regulatory authority.

         K. FAILURE TO ACCEPT DELIVERY OF STOCK. If a Participant refuses to pay for Stock which he has elected to purchase under his Option, in accordance with the terms of payment which had previously been agreed upon, his Option shall thereupon, at the sole discretion of the Committee, terminate, and such funds previously paid for unissued Stock shall be refunded. Stock which has been previously issued to the Participant and been fully paid for shall remain the property of the Participant and shall be unaffected by such termination.

         L. NON-TRANSFERABILITY OF OPTIONS. During the lifetime of a Participant, an Option granted to him may be exercised only by him. It may not be sold, assigned, pledged or otherwise transferred except by will or by the laws of descent and distribution.

         M. PURCHASE FOR INVESTMENT.

            (a) Written Agreement by Participants. Unless a registration statement under the Securities Act of 1933 is then in effect with respect to the Stock a Participant receives upon exercise of his Option, a Participant shall acquire the Stock he receives upon exercise of his Option for investment and not for resale or distribution, and he shall furnish the Company with a written statement to that effect when he exercises his Option and a reference to such investment warranty shall be inscribed on the Stock certificate(s).

            (b) Registration Requirement. Each Option shall be subject to the requirement that, if at any time the Committee determines that the listing, registration or qualification of the Stock subject to the Option upon any securities exchange or quotation system, or under any state or Federal law is necessary or desirable as a condition of, or in connection with, the issuance of the Stock thereunder, the Option may not be exercised in whole or in part unless such listing,



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registration or qualification shall have been effected or obtained (and the same shall have been free of any conditions not acceptable to the Committee).

         N. SPECIAL LIMITATIONS ON EXERCISE OF INCENTIVE STOCK OPTIONS. The aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Stock with respect to which any Incentive Stock Option is first exercisable during any calendar year shall not exceed $100,000.

                                   SECTION IX
                            STOCK APPRECIATION RIGHTS

         A. GRANT OF STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be granted under the Plan in tandem with an Option either at the time of grant or by amendment or may be separately awarded. Stock Appreciation Rights shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose.

         B. RIGHT TO EXERCISE; EXERCISE PERIOD. A Stock Appreciation Right issued in tandem with an Option shall be exercisable to the extent the Option is exercisable. A Stock Appreciation Right issued independent of an Option shall be exercisable pursuant to such terms and conditions established in the grant.

         C. AUTOMATIC REDEMPTION OF UNEXERCISED STOCK APPRECIATION RIGHTS. If on the last day of the Option Period, in the case of a Stock Appreciation Right granted in tandem with an Option, or the specified Award Period, in the case of a Stock Appreciation Right issued independent of an Option, the Participant has not exercised such Stock Appreciation Right, then such Stock Appreciation Right shall be automatically redeemed by the Company for an amount equal to the payment that would otherwise have been made to the Participant if the Participant had chosen to exercise the Stock Appreciation Right on the last day of the Option Period or the specified Award Period, as the case may be.

         D. RIGHTS UPON EXERCISE. An exercisable Stock Appreciation Right granted in tandem with an Option shall entitle the Participant to surrender unexercised the Option or any portion thereof to which the Stock Appreciation Right is attached, and to receive in exchange for the Stock Appreciation Right a payment (in cash or Stock or a combination thereof as described below) equal to the Fair Market Value of one share of Stock at the date of exercise minus the Option Price times the number of shares called for by the Stock Appreciation Right (or portion thereof) which is so exercised. For example, assume that a Participant is granted a tandem Award of an Option to purchase 1,000 shares of Stock at an Option Price of $2.00 per share and 1,000 Stock Appreciation Rights. In such a case, the exercise of 700 Options by the Participant would relinquish and terminate 700 Stock Appreciation Rights; similarly, the exercise of the remaining 300 Stock Appreciation Rights would relinquish and terminate the remaining 300 Options. If the Fair Market Value of the Stock was $5.00 per share at both the time of the exercise of the Options and Stock Appreciation Rights, then the Participant would receive 700 shares of Stock upon payment of $1,400 (700 times the Option Price of $2.00) and the Company would pay the Participant $900 upon the exercise of the 300 Stock Appreciation Rights (($5.00 minus $2.00) times 300).


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         With respect to the issuance of Stock Appreciation Rights which are not granted in tandem with an Option, the Committee shall specify upon the Date of Grant of the Stock Appreciation Right whether the Stock Appreciation Right is a "regular" Stock Appreciation Right or a "book value" Stock Appreciation Right. Upon the exercise of a "regular" Stock Appreciation Right, the Participant will receive a payment equal to the Fair Market Value of one share of Stock at the date of exercise minus the Fair Market Value of one share of Stock as of the Date of Grant of the Stock Appreciation Right times the number of shares called for by the Stock Appreciation Right (or portion thereof) which is so exercised. Upon the exercise of a "book value" Stock Appreciation Right, the Participant will receive a payment equal to the Book Value of one share of Stock at the date of exercise minus the Book Value of one share of Stock as of the Date of the Grant of the Stock Appreciation Right times the number of shares called for by the Stock Appreciation Right (or portion thereof) which is so exercised.

         The value of any Stock to be received upon exercise of a Stock Appreciation Right shall be the Fair Market Value of the Stock on such date of exercise. To the extent that a Stock Appreciation Right issued in tandem with an Option is exercised, such Option shall be deemed to have been exercised, and shall not be deemed to have lapsed.

         E. TRANSFERABILITY. The Committee may impose such restrictions on transferability of Stock Appreciation Rights, if any, as it may in its sole discretion determine; provided however, that Stock Appreciation Rights issued in tandem with the grant of an Incentive Stock Option must be subject to the same transferability restriction as the Incentive Stock Option itself.

                                    SECTION X
                               PERFORMANCE SHARES

         A. GRANT OF PERFORMANCE SHARE UNITS. Awards made pursuant to this
Section X shall be granted in the form of Performance Shares, subject to such terms and conditions not inconsistent with this Plan as the Committee shall impose. Performance Shares shall be issued to the Eligible Employee without the payment of consideration by the Eligible Employee. Awards shall be based on the attainment of specified types and combination of performance measurement criteria, which may differ as to various Participants or classes or categories of Participants. Such criteria may include, without limitation, the attainment of certain performance levels by the individual Participant, the Company, a department or division of the Company and/or a group or class of Participants. Such criteria, together with the ranges of Performance Shares from which employees may be eligible shall be set from time to time by the Committee and shall be communicated in writing to the Eligible Employees.

         B. PERFORMANCE PERIOD. The measuring period to establish the performance criteria set forth in a Performance Share Award shall be determined by the Committee. A Performance Share Award may initially provide, or the Committee may at any time thereafter, but no more frequently than once in any six (6) month period, amend it to provide, for waiver or reduction of the measuring period and, if appropriate, for adjustment of the performance criteria set forth in the Performance Share Award, upon the occurrence of events determined by the Committee in its sole discretion to justify such waiver, reduction or adjustment.


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         C. FORM OF PAYMENT. Upon the completion of the applicable measuring period, a determination shall be made by the Committee in accordance with the Award as to (i) the extent to which performance criteria have been attained,
(ii) the satisfaction of any other terms and conditions with respect to the award, and (iii) the number of shares of Stock to be awarded to the Participant. The appropriate number of shares of Stock shall thereupon be issued to the Participant in accordance with the Award in satisfaction of such Performance Share Award.

                                   SECTION XI
                     CHANGES IN CAPITAL STRUCTURE OF SHARES

         In the event any recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the capital structure or shares of the Company, the Committee shall make adjustments, determined by the Committee in its discretion to be appropriate, as to the number and kind of securities subject to this Plan as specified in
Section V herein, and as to the number and kind of securities covered by each outstanding Award and, where applicable, the price per share thereunder; provided, however, that with respect to Incentive Stock Options, such adjustments shall be made in accordance with Section 424(h) of the Code (and any other applicable sections or regulations of the Code) unless the Committee determines otherwise.

                                   SECTION XII
                     CORPORATE REORGANIZATION OR DISSOLUTION

         A. DISCONTINUATION OF THE PLAN. The Plan shall be discontinued in the event of the dissolution or liquidation of the Company or in the event of a Reorganization (as hereinafter defined) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization and no plan or agreement respecting the Reorganization is established which specifically provides for the continuation of the Plan and the change, conversion, or exchange of the Stock relating to existing Awards under this Plan for securities of another corporation. Upon the dissolution of the Plan in connection with an event described in this Paragraph A, all Awards shall become fully vested and all outstanding Options and Stock Appreciation Rights shall become immediately exercisable by the holder thereof. Any Options or Stock Appreciation Rights granted under the Plan may be terminated as of a date fixed by the Committee, provided that no less than fifteen (15) days written notice of the date so fixed shall be given to each Participant and each such Participant shall have the right during such period to exercise all or any portion of such Options or Stock Appreciation Rights. Any Stock Appreciation Right not so exercised shall be redeemed.

         B. CONTINUATION OF THE PLAN UPON A REORGANIZATION. In the event of a Reorganization (as hereinafter defined) (i) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization, and (ii) with respect to which there is a reorganization agreement which undertakes to continue the Plan and to provide for the change, conversion or exchange of the Stock attributable to outstanding Awards for securities of another corporation, then the Plan shall continue and the Committee shall adjust the shares under such


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outstanding Awards (and shall adjust the shares remaining under the Plan which are then to be available for the grant of additional Awards under the Plan, if the reorganization agreement makes specific provisions therefor), in a manner not inconsistent with the provisions of the reorganization agreement and this Plan for the adjustment, change, conversion or exchange of such Awards.

         The term "Reorganization" as used in this Section XII shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization.

         C. ADJUSTMENTS AND DETERMINATIONS. Adjustments and determinations under this Section XII shall be made by the Committee, whose decisions as to what adjustments or determinations shall be made, and the extent thereof, shall be final, binding, and conclusive.

                                  SECTION XIII
                            RETIREMENT AND DISABILITY

         The Committee may, in its discretion, waive the forfeiture, termination, or lapse of an Award in the event of retirement or disability of a Participant (each as determined by the Committee, in its discretion). Exercise of such discretion by the Committee in any individual case, however, shall not be deemed to require, or to establish a precedent suggesting such waiver in any other case.

                                   SECTION XIV
                            MISCELLANEOUS PROVISIONS

         A. NON-TRANSFERABILITY. The Committee may impose such restrictions on the transferability of an Award, if any, as it may in its sole discretion determine.

         B. NO EMPLOYMENT RIGHT. Neither this Plan nor any action taken hereunder shall be construed as giving any right to the Participants to be retained as an officer or employee of the Company or any of its Subsidiaries.

         C. TAX WITHHOLDING. Either the Company or a Subsidiary, as appropriate, shall have the right to deduct from all Awards paid in cash any federal, state or local taxes as it deems to be required by law to be withheld with respect to such cash payments. In the case of Awards paid in Stock, the employee or other person receiving such Stock may be required to pay to the Company or a Subsidiary, as appropriate, the amount of any such taxes which the Company or Subsidiary is required to withhold with respect to such Stock. At the request of a Participant, or as required by law, such sums as may be required for the payment of any estimated or accrued income tax liability may be withheld and paid over to the governmental entity entitled to receive the same. The Committee may from time to time establish procedures for withholding of Stock.

         D. FRACTIONAL SHARES. Any fractional shares concerning Awards shall be eliminated at the time of payment by rounding down for fractions of less than one-half and rounding up for




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fractions of equal to or more than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

         E. GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by any government agency as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended ("Act"), any of the shares of Stock issued, delivered or paid in settlement under the Plan. If Stock awarded under the Plan may in certain circumstances be exempt from registration under the Act, the Company may restrict its transfer in such manner as it deems advisable to ensure such exempt status.

         F. TERMINATION OF EMPLOYMENT, DEATH , DISABILITY, ETC. Except as otherwise determined by the Committee, each Option shall provide as follows with respect to the exercise of the Option and/or Stock Appreciation Right upon the termination of employment or the death or disability of the Participant :

            (a) if the employment of the Participant is terminated within the Option or Exercise Period for cause, as determined by the Company, the Option and/or Stock Appreciation Right shall thereafter be void for all purposes. As used in this Section XIV(F)(a) "cause" shall mean a gross violation, as determined by the Company, of the Company's established policies and procedures. The effect of this Section XIV(F)(a) shall be limited to determining the consequences of a termination, and nothing in this Section XIV(F)(a) shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any employee.

            (b) If the Participant dies during the Option or Exercise Period while still employed, the Option and/or Stock Appreciation Right may be exercised by those entitled to do so under the Participant's will or by the laws of descent and distribution within three (3) months following the Participant's death, but not thereafter. In any such case, the Option and/or Stock Appreciation Right may be exercised only as to the number of shares of Stock as to which the Option and/or Stock Appreciation Right had become exercisable on or before the date of the Participant's death (provided that such exercise occurs within the Option or Exercise Period).

            (c) If the Participant becomes disabled (within the meaning of section 22(e) of the Code) during the Option or Exercise Period while still employed, the Option and/or Stock Appreciation Right may be exercised by the Participant (or legal representative) within twelve (12) months following the disability, but not thereafter. In any such case, the Option and/or Stock Appreciation Right may be exercised only as to those number of shares of Stock which had become exercisable on or before the date of the Participant's disability (provided that such exercise occurs within the Option or Exercise Period).

            (d) If employment of the Participant by the Company is terminated within the Option or Exercise Period for any reason other than cause, or the Participant's disability or death, the Option and/or Stock Appreciation Right may be exercised by the Participant within three (3) months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option and/or Stock Appreciation Right may be exercised only as to the number of shares of Stock which had become exercisable on or



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before the date of termination of employment (provided that such exercise occurs within the Option or Exercise Period).

         G. LIMITATION. In no event may an Option be exercised by anyone after the expiration date set forth in the Stock Option Agreement.

         H. LIMITS ON DISCRETION. Anything in this Plan to the contrary notwithstanding, if the Award so provides, the Committee shall not have any discretion to increase the amount of compensation payable under the Award to the extent such discretion would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

         I. GOVERNING LAW. All matters relating to the Plan or to Awards granted hereunder shall be governed by the laws of the State of Colorado.

         J. TITLES AND HEADINGS. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles and headings, shall control.

                                   SECTION XV
                                AMENDMENT OF PLAN

         A. DISCRETION OF THE BOARD. The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, except (i) any such action affecting Options granted or to be granted under this Plan which are intended to qualify as Incentive Stock Options shall be subject to stockholder approval to the extent such stockholder approval is required pursuant to Section 422 of the Internal Revenue Code and (ii) no such action may be taken without the consent of the Participant to whom any Award shall theretofore have been granted, which adversely affects the rights of such Participant concerning such Award, except as such termination or amendment of the Plan is required by statute, or rules and regulations promulgated thereunder.

         B. AUTOMATIC TERMINATION. This Plan shall terminate on July 31, 2008. Awards may be granted under this Plan at any time and from time to time prior to the termination of the Plan. Any Award outstanding at the time the Plan is terminated shall remain in effect until said Award is exercised or expires pursuant to its terms.

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